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EXHIBIT 10.12

AMENDED SCHEDULE TO EXHIBIT 10.11

        The persons listed on the table below have, as of the date indicated, each entered into an agreement with the Company that is substantially identical to the Form of Indemnification Agreement previously filed and referenced in Exhibit 10.11, except (i) with respect to the position held, the gender and the name and address of the indemnitee and (ii) Section 7.5 thereof is only included in agreements entered into with directors.

INDEMNITEE	POSITION	EFFECTIVE DATE
Joe R. Davis	Chief Executive Officer and Director	May 1, 1994
Larry J. Alexander	Director	May 30, 1995
Brady F. Carruth	Director	May 1, 1994
Gary L. Forbes	Director	May 1, 1994
James H. Limmer	Director	May 1, 1994
Hugh N. West	Director	May 1, 1994

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  EXHIBIT 10.12
AMENDED SCHEDULE TO EXHIBIT 10.11